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                                                                   EXHIBIT 23(C)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Star Multi Care Services, Inc. on Form S-4 of our report dated October 7, 1994 relating to the financial statements of AMSERV HEALTHCARE INC. as of June 30, 1994 and for each of the two years in the period ended June 30, 1994, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/_DELOITTE & TOUCHE LLP
                                            Deloitte & Touche LLP

Las Vegas, Nevada
July 18, 1996